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                                                                    EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT

         AGREEMENT made and entered into this 23rd day of November, 1998, but as of the Effective Date hereinafter defined, by and between Sun Community Bancorp Limited, an Arizona corporation hereinafter referred to as "Corporation", and John S. Lewis hereinafter referred to as "Employee";

         WHEREAS, the Corporation has retained the services of the Employee as president, and the Employee has accepted such employment; and

         WHEREAS, the parties desire to enter into this Agreement, which is intended to set forth in its entirety the terms and conditions of the employment relationship between the Corporation and the Employee; and

         NOW, THEREFORE, IT IS AGREED as follows:

         1. EMPLOYMENT. The Employee is employed to render such services to the Corporation as directed by the chief executive officer. Employee's current assignment carries the title of president of the Corporation.

         2. COMPENSATION. The Corporation shall pay the Employee during the term of this Agreement a salary of One Hundred Fifty Thousand Dollars per annum, commencing on the effective date as hereinafter defined. The salary provided herein shall be payable in accordance with the periodic payment procedures for all employees of the Corporation. The Employee's salary shall be subject to the usual withholding taxes required with respect to compensation paid by a corporation to an employee. The Employee's salary shall be reviewed by the Corporation annually and may be increased, but not decreased, from time to time in such amounts as the Corporation in its absolute discretion may determine.

         3. DISCRETIONARY BONUSES. In addition to the salary provided for in
Section 2, the Employee shall be entitled to participate in discretionary bonuses as may be from time to time authorized and declared by the board of directors of the Corporation to its executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared by the board of directors.

         4. RETIREMENT, EMPLOYEE BENEFIT PLANS AND FRINGE BENEFITS. The Employee shall be eligible to participate in fringe benefits which may be or may later become applicable to the Corporation's executive employees, including but not limited to the following: membership in various social, business and trade organizations; a reasonable expense account; the payment of reasonable expenses for attending annual and periodic meetings of trade associations and monthly meetings of the board of directors of the Corporation; use of a company automobile/or
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an allowance for same; and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this agreement.

         5. TERM. The initial term of employment under this Agreement shall be for a period of five (5) years, commencing on the Effective Date hereof. Commencing on the first anniversary date of the Effective Date, this Agreement shall be extended automatically for a period of one (1) year unless either the Corporation or the Employee gives contrary written notice in accordance with Paragraph 8 herein. Each year thereafter, on the anniversary date of the Effective Date, the Agreement shall be extended automatically unless terminated in accordance with the terms of this paragraph. This paragraph shall be governed by the terms and conditions set forth in the "Termination of Employment" provisions set forth in Paragraph 8 of this Agreement.

         6. EFFECTIVE DATE. For the purpose of this Agreement, the "Effective Date" is the date upon which the Employee shall enter upon the performance of his duties, which is agreed to be February 1, 1999.

         7. STANDARDS. The Employee shall perform his duties under this Agreement in accordance with the high standards of fiduciary responsibility applicable to financial institutions in carrying out their respective responsibilities to their depositors, customers, and shareholders. These standards shall conform to the high standards of conduct imposed by any and every regulatory body having jurisdiction over the Corporation. Performance standards for the Employee may be established from time to time by the chief executive officer of the Corporation, and are hereby incorporated within the terms of this Agreement. It is recognized that the Corporation shall have wide latitude in defining performance standards so as to ensure the safe and sound operation of its business endeavors.

         8.  TERMINATION OF EMPLOYMENT.

             (a) The Employee's employment under this Agreement may be terminated at any time by the board of directors of the Corporation, with or without cause (as defined below). Any termination by the Corporation without cause shall not prejudice the Employee's right to receive compensation in accordance with Section 2 of this Agreement for one (1) year from and after the termination. The Employee shall not, however, receive compensation pay in the event of his retirement, death, or disability. The Employee shall have no right to receive compensation or any other remuneration whatsoever under this Agreement for any period after voluntary termination or termination for cause. For purposes of this Agreement, for "cause" shall mean termination for any of the following reasons:

                  (i) Personal dishonesty materially affecting the Corporation or any affiliate;

                  (ii)     Willful misconduct;

                  (iii) Willful breach of a fiduciary duty involving personal profit;
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                  (iv)     Intentional failure to perform stated duties;

                  (v) Willful violation of any law, rule, or regulation relating to the operation of the Corporation or any of its affiliates;

                  (vi) The order of any court or supervising agency with jurisdiction over the affairs of the Corporation or any subsidiary;

                  (vii) The Employee's violation of any provision of this Agreement; or

                  (viii) Unauthorized acts outside the scope of employment which tend to disparage the Corporation or lessen its good will.

                  (b) This Agreement may be terminated by the Employee at any time upon ninety (90) days' written notice to the Corporation or upon such shorter period as may be agreed upon between the Employee and the board of directors of the Corporation. In the event of such termination, the Corporation shall be obligated only to continue to pay the Employee's salary and provide the other benefits provided by this Agreement up to the date of the termination.

                  (c) In the event of the death of the Employee during the term of this Agreement, the Employee's estate shall be entitled to receive the salary due the Employee through the last day of the calendar month in which his death shall have occurred.

                  (d) If the Employee is temporarily prohibited from participating in the conduct of the Corporation's affairs at the request of or by the order of any court or supervising agency with jurisdiction over the Corporation, the Corporation's obligations under this Agreement shall not terminate and the Employee shall be placed on administrative leave with or without pay in the discretion of the board of directors. If the charges in the proceeding out of which such request or order is issued mature into a permanent prohibition order, unless stayed by appropriate proceedings, the Corporation's obligations hereunder shall terminate as of the effective date of such permanent order.

                  (e) All obligations under this Agreement may be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of the Corporation:

                      (i) By the Federal Deposit Insurance Corporation ("FDIC")
                  at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Corporation or any affiliate; and

                     (ii) By the Federal Reserve Board ("FRB"), or any other
                  agency, at the time the FRB approves a supervisory merger to resolve problems related to the operation of the Corporation or any affiliate or when the Corporation is determined by the FRB to be in an unsafe or unsound condition.
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         9.  EMPLOYMENT OPTIONS. The Employee has been granted employment options equal to 3.5% of the total issued shares of common stock of the Corporation. The number of employment options shall be adjusted in accordance with any subsequent issue of common stock so as to reflect additional options in the amount of 3.5% of the subsequent issues. The exercise price of the stock options shall equal the current market price of the stock at the time new shares are issued. The duration of each stock option shall be for a period of ten years from and after the date of issue.

             The board of directors of Sun Community Bancorp Limited retains the right to terminate employee's right to future stock options based on future issues of common shares but only in the event that the board also terminates the right of the CEO to future stock options.

             Stock options awarded to the Employee pursuant to this Agreement shall initially be calculated as follows: (.035 x total outstanding shares of common stock of the Corporation = stock options.) The price per share on the effective date of this Agreement shall be $10.00 per share. The exercise date for the initial issuance of stock options shall be December 31, 2008.

             The Corporation retains the right to repurchase all issued and unexercised stock options granted to the Employee at a price of $.10 per option for a period of five years from and after the date of issuance in accordance with the stock option plan adopted by the board of directors on November 20, 1998.

         10. SALE OF THE CORPORATION. Although not intended by either party, the sale of the Corporation during the term of employment is recognized as a possibility.

             In the event that the Corporation is sold to Capitol Bancorp Ltd., then, each of the options owing to the Employee shall be converted into options of the acquiror applying the same ratio and to the same extent that stock of the Corporation is converted into stock of the acquiror. In the event of sale to a third party, then the right of repurchase is void.

         11. NO ASSIGNMENTS. This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of the rights or obligations hereunder without first obtaining the written consent of the other party.

         12. NOTICES. Any notices under this Agreement shall be deemed given when in writing and delivered personally or sent by certified mail, postage prepaid, to the last known address of the party to whom notice is given. If sent by mail, notice shall be deemed given on the second day after mailing.

         13. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         14. PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.

         15. SEVERABILITY. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of
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the other provisions hereof.

         16. ARBITRATION. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                               EMPLOYER:

                               SUN COMMUNITY BANCORP LIMITED

                               By
                                  ---------------------------------------------
                                        Joseph D. Reid

                               Its: Chairman, President and Chief Executive Officer

                               EMPLOYEE:

                               ------------------------------------------------
                                        John S. Lewis